Exhibit 10.1

GLENGARRY DEVELOPMENTS INC.
 [ADDRESS]

October 6, 2006

Golden Star Resource Corp.
850 West Hastings Street, Suite 201
Vancouver, British Columbia
Canada V6C 1E1

Ladies and Gentlemen:

RE:   Keg Claims

Glengarry Developments Inc. holds in trust for Golden Star Resource Corp. a 100% undivided interest in the following claims:

		Date of	Date of
Tenure No.	Document Description	Recording	Expiration
525537	Keg Claim	July 8, 2006	January 15, 2007
525538	Keg Claim	July 8, 2006	January 15, 2007
525539	Keg Claim	July 8, 2006	January 15, 2007

Glengarry Developments Inc. will deliver full titles on demand to Golden Star Resource Corp. for as long as the claims are in good standing with the Province of British Columbia.

Yours truly,

Glengarry Developments Inc.

BY: G. MACDONALD
President